Exhibit 10.16

WAUSAU PAPER CORP.

EXECUTIVE DEFERRED COMPENSATION PLAN

(as amended December 17, 2008)

WAUSAU PAPER CORP.

EXECUTIVE DEFERRED COMPENSATION PLAN

1.

Restatement of Plan.  Wausau Paper Corp. (“the Company”) previously adopted the Wausau Paper Corp. Executive Deferred Compensation Plan (the “Plan”) effective as of April 17, 2003.  The Plan is hereby amended and restated effective December 17, 2008 solely to implement the termination of the Plan effective December 17, 2008 and liquidation of the Plan on December 21, 2009.

2.

Purpose.  The Plan is maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of Code Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k) or 415.

3.

Definitions.  As used in this Plan, the following terms shall have the meaning set forth in this section 3:

(a)

“Account” means the account established pursuant to section 5(a) to record the Salary or Incentive Compensation, or both, deferred by a Participant.

(b)

“Beneficiary” means such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with the Company during the Participant’s life.  Any amounts payable hereunder to a Participant’s Beneficiary shall be paid in such proportions and subject to such trusts, powers, and conditions as the Participant may provide in such designation.  Each such designation, unless otherwise expressly provided therein, may be revoked by the Participant by a written revocation filed with the Company during the Participant’s life.  If more than one such designation shall be filed by a Participant with the Company, the last designation so filed shall control over any revocable designation filed prior to such filing.  To the extent that any amounts payable under this Plan to a Participant’s Beneficiary are not effectively disposed of pursuant to the above provisions of this section 3(b), either because no designation was in effect at the Participant’s death or because a designation in effect at the Participant’s death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant’s “Beneficiary” as to such undisposed of amounts shall be the Participant’s estate.

(c)

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

(d)

“Executive Officer” means the President, any Vice President, the Secretary, and the Treasurer of the Company, but shall not include any officer of any Subsidiary or of any division, group, or other operational unit of the Company.

(e)

“Fiscal Year” means the fiscal year of the Company as from time to time in effect.

(f)

“Incentive Compensation” means all compensation payable in cash pursuant to the terms of an incentive or bonus compensation plan to an Executive Officer for services rendered as an Executive Officer.

(g)

“Initial Payment Date” means the date determined by section 6 as the date on which distribution of a Participant’s Account is to commence.

(h)

“Prime Rate” means an annual rate of interest equal to the prime rate published in The Wall Street Journal on the first day of each calendar quarter.  In the event the prime rate is no longer published in The Wall Street Journal (or in any substitute source as provided for herein), the Compensation Committee shall select another published standard by which to determine the prime rate then quoted by the principal banks in the United States and the Committee’s determination in good faith of such rate shall be conclusive and binding on the Company and all Participants.

(i)

“Participant” means a Executive Officer who has an undistributed balance in his Account.

(j)

“Salary” means the base salary of an Executive Officer as from time to time in effect during a Fiscal Year.

(k)

“Subsidiary” means each subsidiary of the Company in which the Company owns not less than a 50% equity interest.

(l)

“Termination of Employment” means the termination of a Participant’s employment by the Company and each of its Subsidiaries.

4.

Deferral of Salary and Incentive Compensation.

(a)

Annual Election.  Each Executive Officer may elect (i) before May 17, 2003, with respect to the Fiscal Year ending December 31, 2003, and (ii) before January 1 of any subsequent Fiscal Year, to defer the payment of (x) not more than 50% of the Executive Officer’s Salary for such Fiscal Year, and (y) all or any portion of the Incentive Compensation attributable to such Fiscal Year, whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Fiscal Year.  An election by an Executive Officer pursuant to this section 4(a) shall be effective with respect to the Executive Officer’s Salary and Incentive Compensation which is attributable to the performance of future services or which is first determinable after the date such election is made and shall remain in effect until revoked or amended, provided, however, that any such revocation or amendment shall only be effective with respect to Fiscal Years beginning after the date written notice of such revocation or amendment is first received by the Company.

(b)

New Executive Officer.  Notwithstanding any other provision of section 4(a), if a person first becomes an Executive Officer during a Fiscal Year, such Executive Officer may, within 30 days of his election or appointment, elect to become a Participant with respect to 50% of the Executive Officer’s Salary and all or any portion of the Incentive Compensation attributable to such Fiscal Year, whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Fiscal Year.  An election by an Executive Officer pursuant to this section 4(b) shall be effective with respect to the Executive Officer’s Salary and Incentive Compensation which is attributable to the performance of future services or which is first determinable after the date such election is made and shall remain in effect until revoked or amended, provided, however, that any such revocation or amendment shall only be effective with respect to Fiscal Years beginning after the date written notice of such revocation or amendment is first received by the Company.  Any election other than the initial election of an Executive Officer under this section 4(b) shall be governed by the provisions of section 4(a).

(c)

Payment of Deferred Amounts.  Salary or Incentive Compensation deferred pursuant to this section 4 shall be distributable in accordance with section 6 only after such Participant’s Termination of Employment.  Any portion of an Executive Officer’s Salary or Incentive Compensation not subject to an election made in accordance with this section 4 shall be paid to the Executive Officer in cash in accordance with the Company’s usual and customary pay practices for such type of compensation.

5.

Accounting and Elections.

(a)

Accounts.  The Company shall establish an Account in the name of each Executive Officer who has elected to defer the payment of Salary or Incentive Compensation, or both, pursuant to section 4.

(b)

Crediting of Deferred Amounts.  As of each date on which the Company would otherwise make a payment of a Participant’s Salary or Incentive Compensation, as the case may be, that portion of the Participant’s Salary or Incentive Compensation which is subject to a valid deferral election pursuant to section 4 shall be credited by the Company to the Participant’s Account.

(c)

Crediting Interest.  On the last day of each calendar month, up to and including a Participant’s Initial Payment Date, interest at the Prime Rate shall be credited to the Participant’s Account based on the average daily balance in the Account during the month and the number of days in the month.

(d)

Discretionary Company Contributions.  The Compensation Committee may, in its sole discretion, authorize the Company to make contributions to the Account of one or more Participants in such amounts, at such time or times, and on such additional terms and conditions as the Committee deems appropriate to further the purposes of the Plan and the Company’s compensation policies for Executive Officers.  Any such contributions shall be credited to the Participant’s Account as of the date specified for such contribution.

(e)

Annual Report.  Within 60 days of the end of each Fiscal Year in which this Plan is in effect, the Company shall furnish each Participant a statement of the year end balance in such Participant’s Account.

6.

Distribution of Deferred Amounts.

(a)

Initial Payment Date.  The Initial Payment Date of a Participant shall be the later of (i) the last day of the calendar month in which occurs the Participant’s Termination of Employment (the “Basic Initial Payment Date”) and (ii) the last day of any month specified by the Participant as the Participant’s Initial Payment Date in a written election filed with the Company not less than one year prior to his Termination of Employment, but in no event shall the Initial Payment Date specified pursuant to this clause (ii) be a date later than the last day of the month in which the Participant’s 65th birthday occurs.

(b)

Ending Balance.  The “Ending Balance” of a Participant’s Account means the balance of the Account determined as of the Initial Payment Date.

(c)

Distribution.  Subject to the provisions of section 8 concerning a change of control, on a Participant’s Initial Payment Date, distribution of the Ending Balance shall be made in cash in accordance with the following:

(i)

Automatic Form of Payment.  In 120 monthly installments (beginning on  the Initial Payment Date) in an amount which is determined in accordance with the following:

(A)

the monthly payment for the first twelve months shall be equal to the amount necessary to amortize in 120 equal monthly payments a loan in an amount equal to the Ending Balance bearing interest at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c); and

(B)

on each anniversary of the Initial Payment Date, the amount of each of the next twelve monthly payments shall be recalculated and shall, for the twelve-month period beginning on each such anniversary, be equal to the amount necessary to amortize a loan in an amount equal to the then unpaid Ending Balance at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c) in monthly payments over the Remaining Payment Period.  As of any such anniversary, the “Remaining Payment Period” shall be equal to the remainder of (1) 120, minus (2) the number of payments which have then been made.

(ii)

Elective Forms of Distribution.  A Participant may elect that payment of the Participant’s Ending Balance shall be made in one of the following forms, provided, however, that such election shall be effective only on the first anniversary of the date on which it has been filed by the Participant with the Secretary of the Company, and only then if the Participant’s Termination of Employment has not yet occurred.

(A)

Even Installment Payments.  In a specified number of monthly installments, each of which shall be a multiple of 12 and the total of which shall not exceed 108 (the “Number of Installments”), beginning on the Participant’s Initial Payment Date and in monthly amounts determined in accordance with the following:

(1)

The monthly payment for the first twelve months shall be equal to the amount necessary to amortize in the Number of Installments a loan in an amount equal to the Ending Balance at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c); and

(2)

on each anniversary of the Initial Payment Date, the amount of each of the next twelve monthly payments shall be recalculated and shall, for the twelve-month period beginning on each such anniversary, be equal to the amount necessary to amortize a loan in an amount equal to the then unpaid Ending Balance at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c) in monthly payments over the Remaining Payment Period.  As of any anniversary, the “Remaining Payment Period” shall be equal to the remainder of (1) the Number of Installments, minus (2) the number of payments which have then been made.

(B)

Uneven Installment Payments.  In monthly installments, not in excess of 120, equal to the sum of:

(1)

the Participant’s Ending Balance divided by the total number of installments; plus

(2)

Interest at the Prime Rate computed on the average balance in the Account from and including the day next succeeding (a) the Initial Payment Date (with respect to the second installment), and (b) the next preceding payment date, in the case of the third and any subsequent installment, to and including such payment date.

(C)

Lump Sum.  In a lump sum, payable on the date specified by the Participant, but in no event later than the last day of the month in which the Participant’s 65th birthday occurs.

Any election made pursuant to this section 6(c)(ii) shall remain in effect until a subsequent election becomes effective.

(iii)

Death Benefit.  In the event that a Participant dies before receiving payment of the entire amount to which he is entitled under this Agreement, the unpaid balance shall be paid as specified in the Participant’s most recent election, if any, otherwise pursuant to section 6(c)(i), to the Beneficiary of such Participant.  If a Beneficiary dies after the Participant’s death, but before receiving the entire payment of the Beneficiary’s portion of the amount to which the Participant was entitled under this Agreement, the portion of the unpaid balance which such Beneficiary would have received if he had not died shall be paid in a lump sum to such Beneficiary’s estate unless the Participant designated otherwise.

(d)

Modification of Payments.  After a Participant’s Termination of Employment occurs, neither such Participant or his Beneficiary shall have any right to modify in any way the schedule for the distribution of amounts credited to such Participant’s Account under this Plan as specified in the last effective election filed by the Participant.  However, upon a written request submitted to the Secretary of the Company by the person then entitled to receive payments under this Plan (who may be the Participant or a Beneficiary), the Compensation Committee may in its sole discretion, accelerate the time for payment of any one or more installments or amounts remaining unpaid.

7.

Form for Elections.  The Secretary of the Company shall provide election forms for use by Executive Officers in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.

8.

Change of Control.

(a)

Form of Distribution.  In the event a Participant incurs a Termination of Employment within the one-year period subsequent to, a Change of Control, payment of the Ending Balance shall be made in a lump sum on the last day of the month in which such Termination of Employment occurs.

(b)

A “Change of Control” means the happening of any of the following events:

(i)

The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of section (iii) of this section 8(b), (5) except as provided in sections (iv) and (v), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (6) any increase in the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company; provided, however, that this clause (6) shall not apply to any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities not described in clauses (1), (2), (3), (4), or (5) of this section 8(b)(i) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or Outstanding Company Voting Securities by reason of share purchases by the Company; or

(ii)

A change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

(iii)

Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or securities of any other entity (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such

Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(iv)

The Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

(v)

The Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

(vi)

The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)

For purposes of section 8(b), the term “Woodson Entities” shall mean Aytchmonde P. Woodson, Leigh Yawkey Woodson, and Alice Richardson Yawkey, members of their respective families and their respective descendants (the “Woodson Family”), heirs or legatees of any of the Woodson Family members, transferees by will, laws of descent or distribution, or by operation of law of any of the foregoing (including any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by any of Aytchmonde P. Woodson, Leigh Yawkey Woodson, or Alice Richardson Yawkey, whether pursuant to last will or otherwise, any partnership, trust, or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager, or director of any of the foregoing, or any other Person serving any such entity in a similar capacity).

(d)

For purposes of section 8(b), the term “Smith Entities” shall mean David B. Smith and Katherine S. Smith, members of their respective families and their respective descendants (the “Smith Family”), heirs or legatees of any of the Smith Family members, transferees by will, laws of descent or distribution, or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by either of David B. Smith or Katherine S. Smith, whether pursuant to last will or otherwise, any partnership, trust, or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager, or director of any of the foregoing, or any other Person serving any such entity in a similar capacity).

(e)

For purposes of section 8(b), the terms “Affiliate” and “Associate” shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.

9.

Miscellaneous.

(a)

No Assignment.  No Participant’s rights nor any amounts payable hereunder may be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

(b)

No Right of Employment.  This Plan is not a contract of employment and does not limit in any way the right of the Company or any Subsidiary to terminate the employment of any Executive Officer or Participant, with or without cause, subject, however to the terms of any employment agreement then in effect.

(c)

Unsecured Claims.  The Company shall not be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any Participant under the Plan shall be an unsecured claim against the general assets of the Company.  All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of the Company.

(d)

Plan Administration.  The Company shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility, and the effectiveness of elections, and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him, and not of general applicability to all Participants.  All decisions of the Company shall be final as to any Participant under this Plan.

(e)

Claims Procedure.  The claims procedure set forth in the Company’s principal defined contribution plan qualified under Section 401(a) of the Code, or any successor to such plan, is incorporated herein by this reference as the claims procedure for this Plan; provided, however, that the Company shall be substituted as the plan administrator under such procedure and the Compensation Committee shall be substituted for any person with the authority to review the decisions of the plan administrator under such procedure.

(f)

Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the amounts to be paid under this Plan.

(g)

Amendment and Termination.  The Compensation Committee may amend this Plan in any and all respects at any time, or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall not reduce the interest rate to be credited on the unpaid balance of the Participant’s Account or prejudice or reduce the Participant’s right to receive amounts previously credited to such Participant’s Account.

(h)

Termination and Liquidation.  The Plan shall be terminated effective December 17, 2008, and all Participant Accounts in the Plan on December 21, 2009 shall be paid in a single lump sum equal to the balance in such Participant’s Account on November 30, 2009.  In the event of the Participant’s death prior to December 21, 2009, his Account shall be distributed to his Beneficiary.  The termination and liquidation of the Plan shall be nullified and of no effect in the event that the Company determines based on Internal Revenue Service guidance or rulings that the termination and liquidation will adversely affect the compliance of the Plan or any other deferred compensation plan maintained by the Company with Section 409A of the Internal Revenue Code of 1986, as amended.

(i)

Applicable Law.  The Plan and all rights hereunder, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, shall be governed by the internal laws of the state of Wisconsin without application of the principles of conflicts of law.